                                                                    Exhibit 99.1

July 24, 1997



Mr. Vinod Gupta
President
CD-Rom Technologies, Inc.
5711 South 86th Circle
P.O. Box 27347
Omaha, Nebraska 68127

     Re: Agreement of Sale ("Agreement") of Certain Assets of Pro CD/(R)/, Inc. ("Pro CD"), a subsidiary of Acxiom/(R)/ Corporation ("Acxiom"), to CD-Rom Technologies, Inc. ("CTI"), a subsidiary of American Business Information, Inc. ("ABI") and License of Technology from Acxiom to CTI

Dear Vin:

     The following Agreement sets forth the terms of the acquisition by CTI of certain assets of Pro CD, a wholly-owned subsidiary of Acxiom, and the license by CTI of technology from Acxiom.

1.   Purchase and Sale.
     -----------------

          (a) Subject to the matters referred to hereinbelow, and subject to satisfactory completion of due diligence by CTI as described in paragraph 7 below, CTI agrees to purchase and Pro CD and Acxiom agree to sell, upon the terms contained herein, all of the assets of Pro CD which are used in connection with its business of retail and direct sales of reference products on CD-ROM/DVD consisting of all versions thereof (other than file server versions, intranet versions and new client server versions (the sale of such other versions is referred to herein as "Corporate Sales")) (the "Business"), including but not limited to inventory, hardware, furniture, fixtures, equipment, supplies, accounts receivable, contract rights, customer lists and records, rights to the "PRO CD," "SelectPhone(R)," "SelectLink/TM/" and other trade names and trademarks as used in the Business including all registrations thereof and the goodwill associated therewith, the Web site for the Business, and sales distribution rights, but excluding the assets described in subsections 1(d) and
(g), below (collectively, the "Assets"). The Assets shall be itemized on an addendum ("Addendum"), which Addendum, including all other matters to be set forth thereon as described in this Agreement, shall be agreed upon by the parties acting in good faith prior to or at the closing. CTI is not purchasing any Pro CD assets associated solely with Pro CD's Corporate Sales business.

          (b) The Assets shall be sold subject to, and CTI shall assume, certain agreed upon liabilities and encumbrances as of the closing date (including such accounts payable and other selected

Mr. Vinod Gupta
July 24, 1997
Page 2

liabilities as may be agreed upon by the parties acting in good faith, all of which shall be set forth by account number on the Addendum). Prior to and after the closing date, Pro CD will timely pay and discharge all of its accounts payable and other liabilities which are not expressly assumed by CTI. In no event shall CTI assume or be deemed to have assumed any intercompany obligations or liabilities related to Corporate Sales.

          (c) At the closing, CTI shall take over Pro CD's operations in Danvers, Massachusetts, and shall assume all of Pro CD's leases for personal and real property used in the Business, except as set forth in subsection (e) below. Within sixty (60) days of the closing, Acxiom and Pro CD will vacate the Danvers, Massachusetts premises; provided, however, that in the event Acxiom and/or Pro CD does not vacate the premises at such time, Acxiom and/or Pro CD shall be treated as a "holdover" tenant and shall be required to then pay CTI a monthly lease/rental rate equal to Acxiom/Pro CD's pro rata share of all of CTI's occupancy costs therefor. On the closing date, CTI will assume the general ledger and general accounting functions of Pro CD relating to the Business, with Acxiom and CTI working together to transition such functions from Acxiom to CTI, and CTI will assume any further customary and usual responsibilities and/or obligations, all as will be set forth in the Addendum.

          (d) This sale shall not include any cash on hand, cash in bank or investment accounts, reserves, or other assets of Pro CD or Acxiom which are not specifically described above or in the Addendum. Further, this sale shall not include Pro CD's SelectPhone search engine technology or Pro CD's SelectLink technology. For a license fee of Eight Million Dollars ($8,000,000), payable over two (2) years in quarterly installments of One Million ($1,000,000) each, Acxiom and/or Pro CD will grant to CTI a perpetual license to Pro CD's SelectPhone search engine technology and Pro CD's SelectLink technology, including all updates thereto, pursuant to a technology license agreement ("Technology License Agreement") in a mutually acceptable form to be executed and delivered by the parties on or before the closing. The Technology License Agreement shall provide an exclusive license to CTI for Business sales, except that Acxiom shall continue to have the right to use the licensed technology for its own purposes and except for other licenses therefor in existence as of the date hereof.

          (e) Pro CD and Acxiom will use their best efforts to amend, on or before the closing, that certain License Agreement dated October 30, 1995, by and between Pro CD and Qualitative Marketing Software, Inc. ("QMS") so as to give CTI, as of the closing date, rights equal to those of Pro CD in the SelectMail/TM/ software developed by QMS for use by Pro CD.

          (f) CTI will have the right to use Acxiom's updated EDGE file of compiled telephone book data in the 1997-1999 Pro CD retail and direct product lines only, such royalty-free license to be effective as of the closing date and continuing through July, 1999. CTI shall defend, protect, indemnify and hold Acxiom harmless from and against all costs, expenses and damages attributable to any claim related to CTI's unauthorized use of the EDGE file as provided herein, provided that (i) Acxiom gives CTI prompt written notice of any such claim of which it has knowledge; and (ii) CTI is given full control over the defense of such claim and receives the full cooperation of Acxiom in the defense thereof. Acxiom shall defend, protect, indemnify and hold CTI harmless from and against all costs, expenses and damages attributable to any claim related to the compilation of the EDGE file as provided herein, provided that (i) CTI gives Acxiom prompt written notice of any such claim of which it has knowledge; and
(ii) Acxiom is given full control over the defense of such claim and receives the full cooperation of CTI in the defense thereof.

Mr. Vinod Gupta
July 24, 1997
Page 3

          (g) Without prejudice to CTI's rights hereunder, Pro CD and Acxiom shall have the following rights: (i) marketing rights to Pro CD's registered customers; (ii) rights to use for three (3) months from the closing date hereof the Pro CD server assets used for file builds as included in the Assets; (iii) file sales including, without limitation, internet file sales using the Pro CD file and any other sales outside of the Business using Acxiom's and/or Pro CD's existing data compiled from White Page or business page directories; (iv) the right to use the "Pro CD" trade name outside of the Business, the use of which Acxiom will phase out by the end of 1998; (v) except as set forth above, all rights to the QMS software for the Pro CD product(s); (vi) the SelectPhone search engine software and the SelectLink technology, subject to the Technology License Agreement; (vii) all rights to the file server version, the intranet version, and/or the new client server version of the Pro CD product(s) and related trade names and contracts; (viii) all rights to any "keys" which are included in the ABI retail market CD-ROM/DVD reference products; and (ix) all rights, subject to all lease and other obligations, if any, to any desktop hardware, furniture, equipment and fixtures used by the Pro CD associates retained by Acxiom, as described in paragraph 11 below.

          (h) As part of the consideration for the Assets, Acxiom shall also receive marketing rights to ABI's consumer CD-ROM registered customers, as long as that certain Data License Agreement of even date herewith by and between Acxiom and ABI (the "License") remains in effect.

          (i) At the closing, Pro CD shall assign to CTI, and CTI shall assume, all agreements between Pro CD and third parties relating to (i) Pro CD's retail and direct distribution channels and (ii) material technology used in the Business pursuant to license (collectively, the "Assumed Contracts"), a
specific list of which shall be set forth on the Addendum.   As a condition to
closing, CTI shall have received all required consents to the assignment of Assumed Contracts which are material to the Business.

          (j) Acxiom shall be entitled, during the term of the License or the "Long-Term Data License Agreement" (as defined in the Data License Agreement), to integrate Acxiom's "Project Daytona" CD-ROM/DVD product into all ABI retail market CD-ROM/DVD reference products or, in the alternative, an Acxiom Project Daytona CD-ROM/DVD will be distributed with all ABI retail market CD-ROM/DVD reference products. In addition, Acxiom will be entitled to have promotional inserts included in ABI's retail market CD-ROM/DVD reference product packaging. Acxiom will reimburse ABI for any direct costs associated with such distribution and/or for integrating the Project Daytona product into ABI's software. ABI will cooperate with the integration of Project Daytona into ABI's existing and future software as long as such integration has no material effect on ABI software's functionality or performance. In connection with the foregoing, Acxiom shall pay to ABI on a monthly basis a commission equal to ten percent (10%) of the difference between Acxiom's gross revenue on Project Daytona product sales initiated through ABI's retail market CD-ROM/DVD reference products (including the acquired assets of Pro CD) and reasonable third party data charges incurred by Acxiom therefor, for as long as the License or the Long-Term Data License Agreement is in effect. In connection with the foregoing commission payment and all other commissions payable to ABI hereunder, ABI shall have the right to audit Acxiom's books and records to verify the accuracy of the payments made.

          (k) During the term of the License or so long as the Long-Term Data License Agreement is in effect, for any sales leads provided by ABI to Acxiom for upgrades to the file server version, the intranet version, and/or the new client server version of the Pro CD product(s), Acxiom shall pay to ABI on a monthly basis a commission equal to five percent (5%) of the difference between

Mr. Vinod Gupta
July 24, 1997
Page 4

Acxiom's first year's gross revenues actually received from the products and services sold by Acxiom to such customers referred by ABI, and the reasonable cost of any third-party data charges incurred by Acxiom therefor.

     2.  Purchase Price.  The purchase price for the Assets shall be Eighteen
         --------------
Million and no/100 dollars ($18,000,000.00), payable at the closing by wire transfer of immediately available funds to an account designated by Acxiom.

Mr. Vinod Gupta
July 24, 1997
Page 5

     3.  Proration.  Taxes (other than income taxes), rents for the real and
         ---------
personal property leases included in the Assets, utilities, employee compensation for Pro CD associates hired by CTI as of the closing date and other similar expenses will be prorated between the parties as of the close of business on the closing date.

     4.  Closing.  The closing shall occur within two (2) business days of
         -------
receipt by both parties of any required governmental consent(s) including, but not limited to, any approvals required under the Hart-Scott-Rodino Act.

     5.  Expenses.  Each party will pay its own costs and expenses incurred in
         --------
connection with these transactions.

     6.  Hart-Scott-Rodino Act Filings.  Acxiom and ABI agree to file their
         -----------------------------
respective Hart-Scott-Rodino Act Notification and Report Forms as soon as possible after the date hereof, but in no event later than fifteen (15) calendar days hereafter.

     7.  Due Diligence.  Pending the closing, Pro CD and Acxiom shall give CTI
         -------------
reasonable access to Pro CD's personnel, contracts, books and records, and facilities for purposes of conducting a due diligence review of the following areas: (i) the Financial Statements (as defined in paragraph 13(c) below); (ii) day-to-day operations of the Business; (iii) information relating to the manufacturing and sale of the Business' products; and (iv) any other area or material matter deemed necessary by CTI acting in good faith. CTI will conduct its review in a reasonable manner which does not interfere with the on-going operations of Pro CD and Acxiom. Pro CD will assign its most knowledgeable accounting personnel to assist CTI with its review. CTI acknowledges that the information provided to it by Pro CD and Acxiom is confidential and is subject to that certain Confidentiality Agreement between Acxiom and ABI dated July 21, 1997 (the "Confidentiality Agreement"). CTI agrees to use such information solely for purposes of its due diligence review. In the event that this transaction fails to close, CTI agrees to return all such materials and all copies thereof to Pro CD and Acxiom, and agrees to hold all such information in strict confidence.

     8.  Termination.  Neither ABI, CTI, Acxiom nor Pro CD shall have the right
         -----------
to terminate this Agreement unless (i) the parties, or any party hereto, shall have been unable to obtain any required governmental consent(s) necessary for the consummation of the transactions contemplated hereby, including, but not limited to, clearance by the U.S. Department of Justice and/or the Federal Trade Commission pursuant to the Hart-Scott-Rodino Act; (ii) CTI's due diligence shall have revealed any material adverse item relating to the Business; or (iii) Pro CD is unable to obtain any material consent as described in subsection 1(i), above, in which event ABI and CTI, but not Pro CD or Acxiom, shall have the right to terminate this Agreement.

     9.  Public Disclosure.  Any public disclosures of the transactions
         -----------------
described herein, other than disclosures which are legally required to be made, shall be mutually agreed upon as to timing and content. In the event either party is legally required to make any such disclosure, it will provide the other party with as much notice thereof as possible.

     10. Confidentiality.  Each party agrees to maintain strict confidentiality
         ---------------
with regard to the terms of any documents or other information exchanged prior to, at or after the closing, and to abide by

Mr. Vinod Gupta
July 24, 1997
Page 6

the terms of the Confidentiality Agreement.

Mr. Vinod Gupta
July 24, 1997
Page 7


     11.  Pro CD Associates.  Acxiom will provide a list of Pro CD employee(s)
          -----------------
("associate(s)") to be retained by Acxiom, which list shall be included in the
Addendum.   Acxiom shall use its best efforts to ensure that all Pro CD associates not retained by Acxiom remain available for employment by CTI. After the closing and for a period of three (3) years, CTI shall use its best efforts to give Acxiom fifteen (15) days' prior written notice of any termination(s) of associates and Acxiom may, at its option, employ any such associate(s). CTI shall assume all termination expenses and liabilities for any terminated Pro CD associate(s). At closing, to the extent that they are assignable, Acxiom shall assign to CTI its rights under any non-compete agreements with any former employees, officers or shareholders of Pro CD or any current employees of Pro CD who are not retained by Acxiom.

     12.  Non-Compete.  For a period of ten (10) years after the closing,
          -----------
neither Pro CD, Acxiom or any entity owned or controlled by Acxiom shall directly or indirectly, either as a principal, agent, employer, stockholder, co-partner or in any other capacity whatsoever, within the United States and Canada (i) engage in any business directly competitive with or similar to the Business, or, for any purpose which is competitive with the Business, solicit, call on, take away, divert or assist any person in so soliciting, diverting, calling on or taking away any Business-related customers of CTI or any of its affiliates; (ii) with the exception of any licenses or other agreements in effect as of the date of this Agreement (the "Existing Agreement(s)"), license or sell the EDGE file, the SelectPhone search engine technology or the SelectLink technology to any third party for use in a product which competes with the Business; provided, however, that any such Existing Agreement that is not automatically renewed at the end of its current term will be subject to the foregoing prohibition in any renewal term, as will that certain agreement dated as of August 1, 1994 by and between Acxiom and Metromail Corporation; or (iii) induce any employee of CTI or any of its affiliates to terminate their employment with CTI or its affiliates. Notwithstanding the foregoing, Pro CD shall have the right to engage in sales of all Project Daytona-related products, as well as the Corporate Sales. The covenants contained in this paragraph shall be construed and interpreted in any judicial proceeding or arbitration to permit its enforcement to the maximum extent. Pro CD and Acxiom agree that the restraints imposed are necessary for the reasonable and proper protection of CTI and its affiliates, and that said restraints are reasonable in terms of subject matter, duration and geographic scope. It is understood by and between the parties that these restrictive covenants are an essential element of this Agreement and that, but for such covenants, CTI would not have entered into this Agreement. Without intending in any way to limit the remedies available to CTI, Pro CD and Acxiom further understand and agree that damages at law may be an insufficient remedy to CTI if either breaches its covenants not to compete or solicit and that CTI may have injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this paragraph.

     13.  Representations, Warranties and Covenants of Pro CD and Acxiom.  Pro
          --------------------------------------------------------------
CD and Acxiom, jointly and severally, represent, warrant and covenant to CTI, its successors and assigns, that, as of the date of this Agreement and as of the closing date:

          (a) Title to Assets; Absence of Liens and Encumbrances.  Pro CD has
              --------------------------------------------------
and will have and convey good and marketable title to all of the Assets, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

          (b) Authority; No Conflict.  The execution, delivery and performance
              ----------------------
of this Agreement have been duly and validly authorized and approved by all necessary corporate action. This

Mr. Vinod Gupta
July 24, 1997
Page 8

Agreement is a valid and binding instrument, enforceable against Pro CD and Acxiom in accordance with its terms, and does not violate any provision of law and does not and will not conflict with, nor result in a breach by Pro CD or Acxiom of, nor constitute a default under (i) any of the terms, conditions or provisions of any mortgage, deed of trust, lease, contract, agreement or other instrument to which Pro CD or Acxiom is a party or by which either Pro CD, Acxiom or any of the Assets may be bound or affected, or (ii) any order, judgment, decree, or any other restriction of any kind or character to which Pro CD or Acxiom is subject or by which Pro CD, Acxiom or any of the Assets may be bound or affected.

          (c) No Material Adverse Change.  Pro CD has delivered or will deliver
              --------------------------
prior to closing to CTI its financial statements for the fiscal year ending March 31, 1997 and the period ended June 30, 1997 (the "Financial Statements"). The Financial Statements are true, correct and complete and fairly present the
results of operations and the financial condition of Pro CD.   Since June 30,
1997, there has been and until the closing there will be no material adverse change in any of the Assets or in the Business or the prospects of the Business. Pro CD will notify CTI prior to the closing of any occurrence, event or condition which has occurred since such date or occurs prior to the closing date, and which has a reasonable likelihood of materially adversely affecting
the Assets or the Business.   Pro CD will preserve the present relationships
with customers, merchants, suppliers and other persons having business dealings with the Business, maintain the Assets in customary repair, order and condition, pay its payables and discharge its liabilities in the ordinary course of business and maintain in force existing insurance policies; and Pro CD will not sell any Assets out of the ordinary course or change the character of the Business, make material changes in the compensation payable to its employees, or take actions which would materially increase the operating expenses of the Business.

     14.  Representations, Warranties and Covenants of ABI and CTI.  ABI and
          --------------------------------------------------------
CTI, jointly and severally, represent, warrant and covenant to Acxiom, its successors and assigns, that, as of the date of this Agreement and as of the closing date, the execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action. This Agreement is a valid and binding instrument, enforceable against ABI and CTI in accordance with its terms, and does not violate any provision of law and does not and will not conflict with, nor result in a breach by ABI or CTI of, nor constitute a default under (i) any of the terms, conditions or provisions of any mortgage, deed of trust, lease, contract, agreement or other instrument to which ABI or CTI is a party or by which ABI or CTI may be bound or affected, or
(ii) any order, judgment, decree, or any other restriction of any kind or character to which ABI or CTI is subject or by which ABI or CTI may be bound or affected.

     15.  Indemnification.   Pro CD and Acxiom, jointly and severally, agree to
          ---------------
defend, indemnify and hold CTI harmless from and against any actual loss, cost, damage, liability and expense of any kind or nature whatsoever (including, without limitation, costs of investigation, defense and reasonable accountants' and reasonable attorneys' fees) which may be sustained or incurred by CTI, arising out of, based upon, or by reason of (i) a material breach of any representation or warranty, or a material failure to perform any covenant (including but not limited to the covenants set forth in paragraph 12, above), made by either of them in this Agreement or in any document delivered hereunder,
(ii) any indebtedness, obligation or other liability, liquidated or unliquidated, of Pro CD not expressly assumed by CTI hereunder sought to be imposed on CTI, or (iii) the laws of any jurisdiction relating to sales of property in bulk, whether asserted prior to or subsequent to the closing. CTI shall have the right, but shall not have the obligation, to offset any finally resolved claim for indemnification hereunder against payments

Mr. Vinod Gupta
July 24, 1997
Page 9

then owing by CTI pursuant to the Technology License Agreement.

     16.  Further Assurances.   At the closing, and from time to time
          ------------------
thereafter, each party agrees to execute and deliver all documents and instruments reasonably requested by any other party to evidence the transaction described in this Agreement.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, including facsimile copies, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable with respect to the parties actually executing such counterparts, and all of which together shall constitute one document.

     This Agreement is entered into as of the date set forth above by the duly authorized representatives of each party, as evidenced by their signatures below.

Sincerely,

Acxiom Corporation



Rodger S. Kline
Chief Operating Officer


ACCEPTED & AGREED:

AMERICAN BUSINESS INFORMATION, INC.


By:
   ----------------------------------
     Vinod Gupta
     Chairman of the Board and CEO


CD-ROM TECHNOLOGIES, INC.


By:
   ----------------------------------
     Vinod Gupta
     President


ACXIOM CORPORATION


By:
   ----------------------------------
     Rodger S. Kline
     Chief Operating Officer

Mr. Vinod Gupta
July 24, 1997
Page 10

PRO CD, INC.


By:
   ----------------------------------
     Rodger S. Kline
     Chairman of the Board